EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT MONARCH AVALON, INC.



                                                        Percent
                               Jurisdiction            of Voting
                                 in Which              Securities
NAME OF CORPORATION            Incorporated              Owned
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Girls' Life, Inc.                Maryland                 100%

Creampuffs, Inc.                 Maryland                 100%